Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Robert A. Virtue, President
Douglas A. Virtue, Executive Vice President
Robert E. Dose, Vice President Finance
Virco Mfg. Corporation
(310) 533-0474

Virco Announces Cost Savings Measures

Torrance, California – September 1, 2011 – Virco Mfg. Corporation (NASDAQ: VIRC) today announced cost savings measures in the following letter to stockholders from Robert A. Virtue, President and CEO:

Virco announced today that in an effort to bring its cost structure in line with decreased revenues resulting from lower levels of school furniture purchases by school districts facing ongoing budgetary challenges, it was offering early retirement and voluntary separation packages to its employees in Arkansas and California, with the ability to participate in this program subject to the discretion of Virco. The Company also indicated that if it is able to secure sufficient savings through this offering it may be able to avoid more widespread employee reductions. In addition, the Company has implemented several other cost saving measures, including scheduling two additional weeks of employee furloughs during the fall and winter months, which are traditionally very slow months in the intensely seasonal school furniture business. Robert Virtue, Virco’s President and CEO, said “our track record in preserving American manufacturing jobs has been excellent. As far as we know, we are the only publicly traded American furniture manufacturer that hasn’t had layoffs since the Great Recession began in 2008. Unfortunately, the after effects of this recession and continuing economic volatility have cut deeper into the funding and budget reserves of our public school customers than at any time we can recall since our Company’s founding in 1950. These lingering impacts have resulted in lower expenditures for educational furniture and equipment. We’re proud of the many innovative ways our employees have adapted to this challenge so far. We’re also proud that substantially all of our products, both in terms of units and dollar volume, continue to be made here in our United States factories. Unfortunately, the contraction in our market means we simply need less output than before the recession. We hope this moderate approach to lowering costs will provide us the savings we need while also keeping valuable community-building manufacturing jobs in our two home states of Arkansas and California.”

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding: business strategies; market demand; economic conditions; the educational furniture industry; cost control initiatives; employee reductions; and seasonality. Forward-looking statements are based on current expectations and beliefs about future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors, many of which are out of our control and difficult to forecast. These factors may cause actual results to differ materially from those which are anticipated. Such factors include, but are not limited to: changes in general economic conditions including raw material, energy and freight costs; state and municipal bond funding; state, local and municipal tax receipts; the seasonality of our markets; the markets for school and office furniture generally; the specific markets and customers with which we conduct our principal business; and the competitive landscape, including responses of our competitors to changes in our prices. See our Annual Report on Form 10-K for the year ended January 31, 2011, and other materials filed with the Securities and Exchange Commission for a further description of these and other risks and uncertainties applicable to our business. We assume no, and hereby disclaim any, obligation to update any of our forward-looking statements. We nonetheless reserve the right to make such updates from time to time by press release, periodic reports or other methods of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements which are not addressed by such an update remain correct or create an obligation to provide any other updates.

End of filing